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                                                                       EXHIBIT 5

                           HOGAN & HARTSON, L.L.P.
                               Columbia Square
                          555 Thirteenth Street, NW
                         Washington, D.C. 20004-1109
                             (tel.) 202-637-5600
                                (202) 637-5910

                               December 11, 1997



Board of Directors
Colonial Properties Holding Company, Inc.
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35203

Gentlemen:

          We are acting as counsel to Colonial Realty Limited Partnership, a Delaware limited partnership (the "Company"), of which Colonial Properties Holding Company, Inc., an Alabama corporation ("CPHC"), is the sole general partner, in connection with the Company's registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $305,000,000 in aggregate amount of one or more series of unsecured debt securities (the "Debt Securities"), all of which Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Limited Partnership of the Company, certified by the Secretary of State of the State of Delaware on November 3, 1997, certified as of the date hereof by the Secretary of CPHC, in its capacity as general partner of the Company, as then being complete, accurate and in effect.
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Board of Directors
Colonial Properties Holding Company, Inc.
December 11, 1997
Page 2


          3. The Partnership Agreement, dated as of October 27, 1994, as amended through the Twenty-Fifth Amendment thereto, as certified as of the date hereof by the Secretary of CPHC, in its capacity as general partner of the Company, as then being complete, accurate and in effect (the "Partnership Agreement").

          4. The Articles of Incorporation of CPHC, as certified by the Secretary of CPHC as of the date hereof as then being complete, accurate and in effect (the "Articles").

          5. The Bylaws of CPHC, as certified by the Secretary of the Company as of the date hereof as then being complete, accurate and in effect.

          6. The form of indenture, incorporated by reference as Exhibit 4 to the Registration Statement (the "Indenture").

          7. Resolutions of the Board of Directors of CPHC adopted on October 23, 1997, as certified by the Secretary of CPHC as of the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity of all such latter documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Debt Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of CPHC, as the general partner of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Partnership Agreement, the Articles, and applicable Alabama and Delaware law and (ii) any Debt Securities will be issued pursuant to an Indenture.
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Board of Directors
Colonial Properties Holding Company, Inc.
December 11, 1997
Page 4


          This opinion letter is based as to matters of law solely on applicable provisions of (i) the Delaware Revised Uniform Limited Partnership Act and (ii) the laws of the State of New York relating to the creation and enforceability of contracts (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New
York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws).

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (ii) an applicable Indenture has been duly executed and delivered by the Company and the Trustee named therein, (iii) by applicable Board Action, the issuance of any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and
(iv) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

          To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee


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Board of Directors
Colonial Properties Holding Company, Inc.
December 11, 1997
Page 4


under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          The opinion expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in such opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.